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Ex 99(c)(2)

Selected comparable companies analysis

				EV/Revenue			EV/EBITDA			EV/EBIT			P/E
Company	Share Price
		Market Cap	EV	LTM	2002E	2003E	LTM	2002E	2003E	LTM	2002E	2003E	2002E	2003E
Direct comps:
Fresh Del Monte Produce Inc.	$27.12	$1,477.2	$1,667.4	0.9x	0.8x	0.7x	5.8x	6.5x	6.7x	7.5x	8.5x	8.8x	10.8x	10.0x
Chiquita Brands Int'l.	$16.22	$711.3	$1,232.5	0.5x	0.5x	0.5x	6.8x	7.0x	5.6x	11.8x	9.5x	7.0x	8.8x	7.1x
			Mean	0.7x	0.7x	0.6x	6.3x	6.8x	6.1x	9.6x	9.0x	7.9x	9.8x	8.5x
			Median	0.7x	0.7x	0.6x	6.3x	6.8x	6.1x	9.6x	9.0x	7.9x	9.8x	8.5x
Other commodity comps:
Archer Daniels Midland Co.	$12.05	$7,805.8	$11,211.7	0.5x	0.4x	0.4x	7.4x	8.3x	6.7x	11.9x	14.5x	10.3x	18.8x	13.9x
Bunge Limited	$20.72	$2,056.4	$3,075.4	0.3x	0.2x	0.3x	4.5x	4.1x	4.5x	6.1x	5.2x	6.1x	9.9x	8.7x
ConAgra Foods, Inc.	$25.45	$13,754.1	$20,549.4	1.1x	0.8x	1.0x	9.7x	9.0x	9.7x	13.8x	12.0x	12.0x	16.1x	15.3x
Dean Foods Co.	$39.11	$3,547.2	$6,091.1	0.6x	0.6x	0.6x	7.0x	6.9x	6.5x	10.0x	8.7x	8.2x	14.1x	12.7x
Smithfield Foods, Inc.	$17.49	$1,939.1	$3,456.7	0.4x	0.4x	0.4x	6.9x	8.2x	7.4x	10.1x	12.8x	10.9x	17.8x	13.8x
			Mean	0.6x	0.5x	0.5x	7.1x	7.3x	7.0x	10.4x	10.6x	9.5x	15.4x	12.9x
			Median	0.5x	0.4x	0.4x	7.0x	8.2x	6.7x	10.1x	12.0x	10.3x	16.1x	13.8x

Dole Food Co.—current	$26.60	$1,511.4	$2,141.6	0.5x	0.5x	0.5x	5.8x	5.6x	5.2x	8.1x	7.7x	7.1x	10.0x	9.0x

Analysis of selected precedent transactions

				Transaction value as a multiple of LTM:						Equity value multiple		Premiums to market
Date announced	Target/Acquiror	Equity value	Enterprise value	Revenues		EBITDA		EBIT		LTM net income		Day prior	4 Weeks prior
10/30/01	Cerestar SA (Montedison)/Cargill Inc.	$428.4	$1,235.6	0.8	x	12.1	x	NM		NA
08/09/01	Fresh Express Inc/Performance Food Group Co	302.6	302.6	0.6		7.2		11.0	x	19.6	x
04/05/01	Dean Foods/Suiza Foods	1,500.0	2,500.0	0.6		7.1		10.8		14.3		25.9%	26.9%
12/22/00	Michael Foods/Investor Group	569.3	769.3	0.7		5.8		8.5		12.2		10.2	14.7
12/04/00	IBP/Tyson(1)	2,776.3	4,204.9	0.3		6.3		8.2		9.9		42.0	62.5
12/04/00	Agribrands International Inc/Cargill(2)	575.8	411.9	0.3		4.7		6.6		12.4		24.4	24.6
11/13/00	IBP/Smithfield(1)	2,666.3	4,094.9	0.3		6.1		8.0		9.5		36.5	56.3
10/02/00	IBP/DLJ Merchant Partners(1)	2,363.8	3,792.4	0.2		5.6		7.4		8.4		21.5	39.1
09/27/00	WLR Foods/Pilgrim's Pride	240.0	300.0	0.4		8.6		19.7		32.0		107.3	210.2
08/08/00	Agribrands International Inc/Ralcorp(2)	405.0	241.1	0.2		2.8		3.9		8.7		9.7	(1.7)
12/08/99	Seaboard Inc.—Poultry division/ConAgra Inc	360.0	360.0	0.8		6.9		13.3		NA
07/26/99	Thom Apple Valley—6 plants/IBP	115.0	117.5	0.2		9.2		45.2		NA
01/05/99	B.C. Packers—canned seafood brands/International Home Foods	39.0	39.0	0.3		5.9		NA		NA
12/02/98	Gramoven (Bunge)/Cargill	140.0	233.3	1.4		9.3		13.7		NA
11/10/98	Continental Grain Co—Commodity marketing/Cargill	300.0	300.0	NA		NA		NA		NA
07/27/98	Birds Eye (Dean Foods)/Argilink Foods	458.4	488.4	0.7		7.3		12.3		NA
07/20/98	Libby's (Nestle)/International Home Foods	126.0	126.0	0.9		7.0		NA		NA
06/11/98	ICS Holdings Ltd(CG Smith Ltd)/Tiger Oats Ltd(Barlow Ltd)	225.0	225.0	0.3		3.9		4.9		7.2		6.5	26.9
09/04/97	Hudson Foods Inc/Tyson Foods	642.4	642.4	0.4		8.1		12.0		15.2		23.5	28.6
08/26/97	Savannah Foods & Industries/Imperial Holly	582.9	582.9	0.5		5.8		8.2		14.7
05/08/97	Lonrho Sugar Corp Ltd(Lonrho)/Illovo Sugar Ltd	384.8	384.8	1.6		5.2		5.9		14.4
05/02/97	Bumble Bee Seafoods/International Home Foods	163.0	366.2	1.1		9.5		NA		NA
02/28/97	Del Monte Foods Company/Texas Pacific Group	540.0	850.0	0.7		7.1		8.9		27.8

	Low			0.2	x	3.9	x	4.9	x			6.5%	14.7%
	Median			0.6		7.1		10.8				24.4	26.9
	Mean			0.7		7.2		12.6				34.2	56.3
	Adj Mean			0.6		6.4		9.3				18.0	24.2
	High			1.6		12.1		45.2				107.3	210.2

(1)
Premia for all three IBP proposals calculated based on IBP closing price on 10/1/00, the day prior to the original DLJ offer. The Tyson/IBP transaction, which had been terminated in March 2001, is pending following the issuance of a Delaware court order forcing Tyson to proceed with the transaction.

(2)
Ralcorp bid for Agribrands was topped by Cargill bid. Premia for Agribrands/Cargill transaction calculated based on closing prices prior to announcement of Ralcorp bid.

Multiples at various prices

Acquisition price per share		$24.30		$27.00		$27.50		$28.00		$28.50		$29.00		$29.50		$30.00		$30.50		$31.00		$31.50		$32.00		$32.50		$33.00		$33.50		$34.00
Implied Premium:
Current		0.0%		11.1%		13.2%		15.2%		17.3%		19.3%		21.4%		23.5%		25.5%		27.6%		29.6%		31.7%		33.7%		35.8%		37.9%		39.9%
52-week high	$33.85	(28.2)%		(20.2)%		(18.8)%		(17.3)%		(15.8)%		(14.3)%		(12.9)%		(11.4)%		(9.9)%		(8.4)%		(6.9)%		(5.5)%		(4.0)%		(2.5)%		(1.0)%		0.4%
30-day avg.	$27.07	(10.2)%		(0.2)%		1.6%		3.4%		5.3%		7.1%		9.0%		10.8%		12.7%		14.5%		16.4%		18.2%		20.1%		21.9%		23.8%		25.6%
26-week Avg	$30.02	(19.1)%		(10.1)%		(8.4)%		(6.7)%		(5.1)%		(3.4)%		(1.7)%		(0.1)%		1.6%		3.3%		4.9%		6.6%		8.3%		9.9%		11.6%		13.2%
52-week Avg	$27.69	(12.3)%		(2.5)%		(0.7)%		1.1%		2.9%		4.7%		6.5%		8.3%		10.1%		11.9%		13.7%		15.6%		17.4%		19.2%		21.0%		22.8%
Equity value (EV)		$1,378.6		$1,534.5		$1,563.4		$1,592.4		$1,621.7		$1,651.0		$1,680.3		$1,709.6		$1,739.0		$1,768.3		$1,797.6		$1,826.9		$1,856.2		$1,885.5		$1,914.9		$1,944.2
Plus: Total Debt		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9		1,205.9
Plus: Minority Interest		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8		35.8
Less: Cash		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4		611.4
Total enterprise value (TEV)		$2,008.8		$2,164.7		$2,193.6		$2,222.6		$2,251.9		$2,281.2		$2,310.6		$2,339.9		$2,369.2		$2,398.5		$2,427.8		$2,457.1		$2,486.5		$2,515.8		$2,545.1		$2,574.4
TEV as a multiple of:
LTM Revenue	$4,467.5	0.4	x	0.5	x	0.5	x	0.5	x	0.5	x	0.5	x	0.5	x	0.5	x	0.5	x	0.5	x	0.5	x	0.6	x	0.6	x	0.6	x	0.6	x	0.6	x
LTM EBITDA	372.2	5.4	x	5.8	x	5.9	x	6.0	x	6.1	x	6.1	x	6.2	x	6.3	x	6.4	x	6.4	x	6.5	x	6.6	x	6.7	x	6.8	x	6.8	x	6.9	x
LTM EBIT	264.1	7.6	x	8.2	x	8.3	x	8.4	x	8.5	x	8.6	x	8.7	x	8.9	x	9.0	x	9.1	x	9.2	x	9.3	x	9.4	x	9.5	x	9.6	x	9.7	x
EV as a multiple of:
FY02 EPS	$2.65	9.2	x	10.2	x	10.4	x	10.6	x	10.8	x	10.9	x	11.1	x	11.3	x	11.5	x	11.7	x	11.9	x	12.1	x	12.3	x	12.5	x	12.6	x	12.8	x
FY03 EPS	$3.07	7.9	x	8.8	x	9.0	x	9.1	x	9.3	x	9.4	x	9.6	x	9.8	x	9.9	x	10.1	x	10.3	x	10.4	x	10.6	x	10.7	x	10.9	x	11.1	x
Book value	$725.9	1.9	x	2.1	x	2.2	x	2.2	x	2.2	x	2.3	x	2.3	x	2.4	x	2.4	x	2.4	x	2.5	x	2.5	x	2.6	x	2.6	x	2.6	x	2.7	x
Tangible book value	$589.8	2.3	x	2.6	x	2.7	x	2.7	x	2.7	x	2.8	x	2.8	x	2.9	x	2.9	x	3.0	x	3.0	x	3.1	x	3.1	x	3.2	x	3.2	x	3.3	x
Credit stats
Total debt/LTM EBITDA		3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x	3.2	x
Net debt/LTM EBITDA		1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x	1.6	x
Total debt/total capitalization		46.7%		44.0%		43.5%		43.1%		42.6%		42.2%		41.8%		41.4%		40.9%		40.5%		40.1%		39.8%		39.4%		39.0%		38.6%		38.3%

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Ex 99(c)(2)